UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2026

INFLECTION POINT ACQUISITION CORP. V

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42518	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

167 Madison Ave, Suite 205 #1017

New York, NY 10016

(Address of principal executive offices, including zip code)

212-476-6908

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	IPEXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IPEX	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth (1/5) of one Class A ordinary share upon the completion of the Company’s initial business combination	IPEXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 12, 2026, the shareholders of Inflection Point Acquisition Corp. V (f/k/a Maywood Acquisition Corp., the “Company”) approved an amendment to the Company’s third amended and restated memorandum and articles of association (the “Articles”) to extend the date by which the Company has to consummate an initial business combination, which is described in more detail in Item 5.07 below.

A copy of the Articles amendment will be filed with the Cayman Islands Registrar of Companies. Under Cayman Islands law, the Articles took effect upon approval by the Company’s shareholders.

The foregoing description of the Articles amendment is qualified in its entirety by the full text of the Articles amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 is incorporated into this Item 5.07 by reference.

On August 12, 2026, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”). As of June 30, 2026, the record date for the Extraordinary General Meeting, there were 11,909,375 ordinary shares of the Company issued and outstanding and entitled to vote at the Extraordinary General Meeting, of which 10,919,375 were Class A ordinary shares of the Company, par value $0.0001 per share (“Class A Shares”) and 990,000 were Class B ordinary shares of the Company, par value $0.0001 per share (“Class B Shares”). Holders of 9,169,790 of the Company’s ordinary shares were represented at the Extraordinary General Meeting, of which 8,179,790 were Class A Shares and 990,000 were Class B Shares. Therefore, a quorum was present.

At the Extraordinary General Meeting, the Company’s shareholders approved a proposal to amend the Company’s Articles, in the form set forth in Annex A to the definitive proxy statement the Company filed with the Securities Exchange Commission on July 20, 2026 (the “Proxy Statement”), to extend the date by which the Company must consummate an initial business combination (the “Extension Amendment Proposal”) from August 14, 2026 to August 31, 2026, and permit the board of directors of the Company, in accordance with Article 49.7 of the Articles, to further extend such date up to four times in one month increments, to up to December 31, 2026. The proposal was described in additional detail in the Proxy Statement.

The Extension Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,674,326	1,495,464	0	0

As there were sufficient votes at the time of the Extraordinary General Meeting to approve the adoption of the foregoing proposal, the “Adjournment Proposal” as described in the Proxy Statement was not required and the Company did not call a vote on that proposal.

Item 8.01. Other Events.

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 7,475,610 Class A Shares exercised their right to redeem their shares for approximately $10.59 per share of the funds held in the Company’s Trust Account, leaving approximately $12,166,471 in cash in the Trust Account after satisfaction of such redemptions. Following such redemptions, the Company had an aggregate of 4,433,765 ordinary shares outstanding, of which 3,443,765 were Class A Shares and 990,000 were Class B Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
3.1	Amendment No. 1 to the Third Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2026

INFLECTION POINT ACQUISITON CORP. V

	By:	/s/ Michael Blitzer
		Name:	Michael Blitzer
		Title:	Chief Executive Officer

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